Exhibit 99.1

                                    DVL, INC.
                         70 East 55th Street - 7th Floor
                             New York, NY 10022-3222
                                p: (212) 350-9900
                                f: (212) 350-9911

      DVL, Inc. Announces the Redemption of $750,000 Face Value of Promissory Notes for DVL, Inc. Common Stock.

      New York, New York, October 13, 2003. DVL, Inc. (OTC Bulletin Board: DVLN) announced its intention to redeem $750,000 face value of promissory notes in exchange for common stock.

      The promissory notes were originally issued in connection with the Settlement of Litigation, in 1995. After the redemption approximately $1,182,000 of promissory notes will remain outstanding. DVL has the option to redeem the promissory notes for cash or by issuing shares of common stock.

      This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Included are statements regarding the intent, belief and/or current expectations of the Company and its management. The Company's stockholders and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, general economic conditions, and the actual performance of the portfolios of periodic payment receivables and other risks and uncertainties that are discussed herein and in the Company's reports filed with the Securities and Exchange Commission.

      DVL, Inc. is a commercial finance and real estate company which owns and services real estate, commercial mortgages and other diversified commercial and consumer finance assets.

      For more information, contact Jay Thailer at (212) 350-9900.


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